EXHIBIT 99.1

InfoSpace Announces Third Quarter Results

BELLEVUE, Wash. (November 1, 2006) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended September 30, 2006.

Revenues for the third quarter of 2006 were $96.3 million, reflecting an increase of $13.1 million or 16 percent over the third quarter 2005.

During the quarter, the Company announced the loss of a significant portion of business with one of its carrier partners beginning in early 2007. Accordingly, the Company initiated a restructuring plan to rationalize costs and align them with expected revenues.

Net loss in the third quarter was $46.7 million, or $1.49 per share, compared to net income of $11.3 million, or $0.32 per diluted share, in the third quarter of 2005. The net loss in the third quarter of 2006 includes a restructuring charge of $57.8 million, which includes $44.5 million of non-cash charges related to intangible assets. Additionally, the Company recorded a $4.8 million deduction for stock-based compensation expense.

Cash, cash equivalents, and marketable investments at September 30, 2006 totaled $411.0 million, an increase of $4.0 million from June 30, 2006. At the end of the third quarter, the Company had no debt obligations.

“We’ve taken quick action to address the disappointing loss of business, aligning costs with future revenues to continue building on the strong foundation we have in mobile technology and online and mobile discovery,” said Jim Voelker, Chairman and Chief Executive Officer of InfoSpace, Inc.

Third Quarter Segment Information and Adjusted EBITDA

Mobile

Mobile revenues were $47.7 million in the third quarter of 2006, an increase of $8.7 million or 22 percent from the third quarter of 2005. Mobile gross profit totaled $18.2 million or 38 percent of mobile revenue for the third quarter of 2006.

Online

Online revenues were $48.6 million in the third quarter of 2006, an increase of $4.4 million or 10 percent from the third quarter of 2005. Online gross profit was $30.4 million or 62 percent of online revenue for the third quarter of 2006.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was a negative $51.3 million in the third quarter of 2006, compared to Adjusted EBITDA of $14.0 million in the third quarter 2005. InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income to include the effects of the restructuring but exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and the investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to net income in accordance with GAAP accompanies the condensed consolidated financial statements in this release.

Fourth Quarter Outlook

For the fourth quarter of 2006, the Company expects revenue to be between $91 million and $93 million.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through November 15, 2006, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

All information in this release is as of November 1, 2006. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. is a provider and publisher of mobile content, products and services assisting consumers with finding information, personalization and entertainment on the mobile phone. The Company also uses its technology, including metasearch, to power its branded Web sites and provide private-label online search and directory services to its distribution partners.

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Source: InfoSpace, Inc.

Contacts:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth and projected financial performance for the Company for the fourth quarter of 2006. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the management of the restructuring and our success in aligning our costs with anticipated revenues, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section, “Risk Factors”. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$172,557	$153,013
Short-term investments, available-for-sale	238,490	222,360
Accounts receivable, net	64,600	71,661
Other receivables	4,432	3,972
Prepaid expenses and other current assets	10,686	12,639

Total current assets	490,765	463,645
Property and equipment, net	32,383	26,889
Goodwill	140,046	176,979
Other intangible assets, net	21,092	44,080
Deferred tax assets, net	34,623	25,000
Other long-term assets	9,351	6,786

Total assets	$728,260	$743,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,895	$11,585
Accrued expenses and other current liabilities	66,385	51,917
Short-term deferred revenue	3,502	2,474

Total current liabilities	80,782	65,976
Long-term liabilities:
Other liabilities and long-term deferred revenue	1,437	2,011
Deferred tax liabilities	5,390	10,421

Total long-term liabilities	6,827	12,432
Total liabilities	87,609	78,408
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,702,565	1,684,974
Accumulated deficit	(1,063,230)	(1,020,525)
Accumulated other comprehensive income	1,313	519

Total stockholders’ equity	640,651	664,971

Total liabilities and stockholders’ equity	$728,260	$743,379

Summary of cash and marketable investments:
Cash and cash equivalents	$172,557	$153,013
Short-term investments, available-for-sale	238,490	222,360

Cash and marketable investments	$411,047	$375,373

InfoSpace, Inc.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues	$96,298	$83,225	$282,418	$253,428
Operating expenses: (1)
Content and distribution	47,704	37,704	135,437	107,398
Systems and network operations	8,391	5,492	23,379	14,804
Product development	12,099	7,840	33,874	22,807
Sales and marketing	12,946	8,519	35,076	23,421
General and administrative	13,498	9,671	40,131	30,005
Depreciation	4,635	2,454	11,409	6,169
Amortization of intangible assets	3,046	3,709	10,365	11,555
Restructuring (2)	57,789	—	57,789	—

Total operating expenses	160,108	75,389	347,460	216,159

Operating income (loss)	(63,810)	7,836	(65,042)	37,269
Gain on equity investments, net	—	—	—	154
Other income, net (3)	5,405	2,974	14,000	85,966

Income (loss) before income taxes	(58,405)	10,810	(51,042)	123,389
Income tax (provision) benefit (4)	11,676	451	8,337	(1,943)

Net income (loss)	$(46,729)	$11,261	$(42,705)	$121,446

Net income (loss) per share - Basic	$(1.49)	$0.35	$(1.37)	$3.71

Weighted average shares outstanding used in computing basic net income (loss) per share	31,316	31,958	31,213	32,703

Net income (loss) per share—Diluted	$(1.49)	$0.32	$(1.37)	$3.35

Weighted average shares outstanding used in computing diluted net income (loss) per share	31,316	34,830	31,213	36,288

(1)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), "Share-Based Payment," which requires an enterprise to expense the fair value of an award of an equity instrument. Operating expenses includes $4.8 million and $13.6 million of stock-based compensation expense for the three and nine months ended September 30, 2006, respectively, allocated among the following captions (in thousands):

	Three months ended September 30, 2006	Nine months ended September 30, 2006
Systems and network operations	$496	$1,150
Product development	762	1,891
Sales and marketing	1,412	3,963
General and administrative	2,137	6,547

	$4,807	$13,551

(2)	During the three and nine months ended September 30, 2006, the Company recorded a restructuring charge of $57.8 million, comprised of goodwill and other intangible asset impairment of $44.5 million, employee separation costs of $6.3 million, a benefit of $1.1 million related to stock compensation, losses on contractual commitments of $5.6 million, and costs of $2.4 million for abandoned facilities.

(3)	Includes a net gain of $79.3 million in the nine months ended September 30, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(4)	In December 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards. As a result, commencing in January 2006 the Company began recording an income tax provision (benefit). For the nine months ended September 30, 2005, the Company recorded income taxes of $2.0 million related to the gain from the settlement of certain litigation matters.

InfoSpace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30, 2006	September 30, 2005
Operating activities:
Net income (loss)	$(42,705)	$121,446
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring	57,789	—
Depreciation and amortization	21,774	17,724
Stock-based compensation expense	13,551	—
Deferred income taxes	(9,623)	(1,448)
Other	102	335
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	6,965	(13,682)
Other receivables	(460)	14,515
Prepaid expenses and other current assets	1,953	(2,767)
Other long-term assets	(2,565)	(1,514)
Accounts payable	1,081	2,466
Accrued expenses and other current and long-term liabilities	409	(543)
Deferred revenue	426	(1,461)

Net cash provided by operating activities	48,697	135,071
Investing activities:
Business acquisition, net of cash acquired	—	(26,364)
Increase in other long-term assets	—	(4,495)
Purchases of property and equipment	(18,525)	(11,729)
Proceeds from the sale of assets and equity investments	148	194
Proceeds from sales and maturities of investments	261,614	147,608
Purchases of investments	(277,283)	(155,302)

Net cash used by investing activities	(34,046)	(50,088)
Financing activities:
Common stock repurchases	—	(62,275)
Proceeds from exercise of stock options	3,061	8,068
Proceeds from issuance of stock through employee stock purchase plan	1,832	1,512

Net cash provided (used) by financing activities	4,893	(52,695)

Net increase in cash and cash equivalents	19,544	32,288
Cash and cash equivalents:
Beginning of period	153,013	85,245

End of period	$172,557	$117,533

InfoSpace, Inc.

Segment Information (1)

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Mobile
Revenue	$47,731	$39,014	$137,348	$115,158
Content and distribution costs (2)	29,487	20,153	82,823	55,396

Gross profit	18,244	18,861	54,525	59,762
Gross profit margin	38.2%	48.3%	39.7%	51.9%
Online
Revenue	48,567	44,211	145,070	138,270
Content and distribution costs (2)	18,217	17,551	52,614	52,002

Gross profit	30,350	26,660	92,456	86,268
Gross profit margin	62.5%	60.3%	63.7%	62.4%
Total
Total segment revenue	96,298	83,225	282,418	253,428
Total segment content and distribution costs	47,704	37,704	135,437	107,398

Total segment gross profit	48,594	45,521	146,981	146,030
Total segment gross profit margin	50.5%	54.7%	52.0%	57.6%
Corporate
Operating expenses	42,127	31,522	118,909	91,037
Restructuring (3)	57,789	—	57,789	—
Stock-based compensation(4)	4,807	—	13,551	—
Depreciation	4,635	2,454	11,409	6,169
Amortization of intangible assets	3,046	3,709	10,365	11,555
Gain on equity investments, net	—	—	—	(154)
Other income, net (5)	(5,405)	(2,974)	(14,000)	(85,966)
Income tax provision (benefit) (6)	(11,676)	(451)	(8,337)	1,943

	95,323	34,260	189,686	24,584

Net income (loss)	$(46,729)	$11,261	$(42,705)	$121,446

(1)	In the nine months ended September 30, 2006, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2)	Amounts primarily include royalties and license fees related to the Company’s Mobile products and other content or data licenses, and primarily include revenue sharing arrangements with the Company’s Online distribution partners as well as online content and data licenses. Amounts do not include allocations for systems and network operations, product development, sales and marketing, general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains and losses.

(3)	During the three and nine months ended September 30, 2006, the Company recorded a restructuring charge of $57.8 million, comprised of goodwill and other intangible asset impairment of $44.5 million, employee separation costs of $6.3 million, a benefit of $1.1 million related to stock compensation, losses on contractual commitments of $5.6 million, and costs of $2.4 million for abandoned facilities.

(4)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), "Share-Based Payment," which requires an enterprise to expense the fair value of an award of an equity instrument.

(5)	Includes a net gain of $79.3 million in the nine months ended September 30, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(6)	In December 2005, the Company recognized a portion of its deferred tax assets related to its operating loss carryforwards. As a result, commencing in January 2006 the Company began recording an income tax provision (benefit). For the nine months ended September 30, 2005, the Company recorded income taxes of $2.0 million related to the gain from the settlement of certain litigation matters.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net income (loss) (2)	$(46,729)	$11,261	$(42,705)	$121,446
Depreciation	4,635	2,454	11,409	6,169
Amortization of intangible assets	3,046	3,709	10,365	11,555
Stock-based compensation(3)	4,807	—	13,551	—
Other income, net (4)	(5,405)	(2,974)	(14,000)	(85,966)
Income tax provision (benefit)	(11,676)	(451)	(8,337)	1,943

Adjusted EBITDA	$(51,322)	$13,999	$(29,717)	$55,147

(1)	Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure and is reconciled to net income, which the Company’s management believes to be the most comparable generally accepted accounting principles ("GAAP") measure. Adjusted EBITDA results are calculated by adjusting GAAP net income to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(2)	As presented in the unaudited Condensed Consolidated Statements of Operations.

(3)	Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards 123(R), "Share-Based Payment," which requires an enterprise to expense the fair value of an award of an equity instrument.

(4)	Other income, net, primarily consists of certain litigation matters, interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.